                                                                     EXHIBIT 99


                                                 [WALTER INDUSTRIES LETTERHEAD]


FOR IMMEDIATE RELEASE
---------------------

                 WALTER INDUSTRIES ANNOUNCES FIRST QUARTER 2003
                           RESULTS OF $0.26 PER SHARE


(Tampa, Florida) April 29, 2003--Walter Industries, Inc. (NYSE: WLT) today reported net income of $0.26 per diluted share for the first quarter ended March 31, 2003, consistent with the Company's previously announced guidance range of $0.25 to $0.30 per share.

The first quarter reflected strong performances by the Financing segment and JW Aluminum, and increased sales by the Homebuilding segment's stick-built divisions. At the same time, profitability declined at U.S. Pipe, the result of higher scrap iron and natural gas costs and the effects of an industry-wide price war. Operating income was also down at Jim Walter Resources, primarily due to geologic conditions in one mine that temporarily reduced coal production.

"We were able to meet our earnings targets even though there were significant challenges in many of our businesses," said Chairman and Chief Executive Officer Don DeFosset. "We are expecting better second-half performance as U.S. Pipe's pricing improves and we continue to see positive results from our companywide productivity initiatives."

FIRST QUARTER 2003 FINANCIAL RESULTS

Net income was $11.7 million, or $0.26 per diluted share, during the first quarter ended March 31, 2003. These results were driven by solid performances by the Financing segment, the Homebuilding segment's stick-built businesses and JW Aluminum. Quarterly results also reflect a decline in operating income in the Industrial Products and Natural Resources segments. Net income in the year-ago period was $13.5 million, or $0.30 per diluted share, excluding the impact of adopting FAS 142.

Net sales and revenues were up 3.6% for the quarter versus the year-ago period, with increases occurring in the Homebuilding, Industrial Products, Carbon and Metals, and Natural Resources segments. The Company's aluminum and coal mining businesses had higher volumes, while Homebuilding revenues reflected higher average sales prices. Partially offsetting these increases was lower pricing in the pipe business.



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Earnings before senior debt interest, taxes, depreciation, amortization and non-cash post-retirement health benefits totaled $38.1 million during the first quarter, compared with $40.5 million in the prior-year period.

FIRST-QUARTER RESULTS BY OPERATING SEGMENT
 (PRO FORMA EXCLUDING IMPACT OF RESTRUCTURING AND OTHER CHARGES)

The Homebuilding segment reported first-quarter revenues of $64.5 million, up $1.0 million from the year-ago period. This increase was primarily the result of higher average sales prices. Homebuilding completed 979 homes during the first quarter at an average net selling price of $65,900, compared with 1,020 homes at a $61,800 average price for the same period the previous year. The higher average sales price reflects the Company's ongoing strategy to market and sell larger homes with more amenities. Excluding its modular business, the Company completed 875 homes in the quarter, compared to 854 in the year-ago period. The modular business completed 104 homes in the current quarter, 62 fewer than the year-ago period, principally due to inclement weather and poor economic conditions in the Carolinas. Operating income for the segment was $2.4 million in the first quarter, down $0.7 million from the prior year period.

The Financing segment reported quarterly revenues of $59.2 million compared with $60.5 million in the year-ago period. Operating income increased by $3.3 million, to $15.2 million, primarily due to lower interest expense as Mid-State Homes paid off Trust II in the fourth quarter of 2002. Prepayment speeds were 7.6% in both the first quarter of this year and last year. Delinquencies (the percentage of amounts outstanding over 30 days past due) were 6.8%, compared to 7.6% in the fourth quarter of 2002 and 6.5% in the first quarter of 2002.

The Industrial Products segment posted $150.1 million in revenues during the first quarter, compared to $147.8 million in the year-earlier period. Operating income for the segment was $1.0 million, compared to $7.3 million in the prior-year period. U.S. Pipe's results were negatively impacted by higher scrap iron and natural gas costs and the continued impact of an industry price war that began in the second quarter of 2002. U.S. Pipe's average price for pipe in the first quarter of 2003 was essentially flat with the fourth quarter of 2002, as prices have stabilized and are now showing signs of returning to historical levels. Meanwhile, JW Aluminum continued its strong performance, as revenues increased $9.5 million and operating income improved $2.6 million from the year-ago period, due to increased volume and productivity enhancements.

Revenues in the Carbon and Metals segment were $125.7 million in the first quarter, up $4.0 million from the year-earlier period, while operating income was $4.3 million, compared to $6.5 million in the same quarter of last year. This decrease reflected lower volumes and margins for specialty petroleum coke at AIMCOR and a $1.5 million increase in accruals for environmental issues at Sloss.



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The Natural Resources segment reported operating income of $1.5 million in the quarter, a $3.5 million decline from the prior year. This decline was primarily due to temporary increases in production costs at Mine No. 7 due to unanticipated adverse geologic conditions that stopped longwall production for 16 days during the quarter. Partially offsetting this, the de-gas operation posted increased revenue and operating income, the result of higher natural gas prices.

Jim Walter Resources sold 1.53 million tons of coal at an average price of $35.49 per ton in the first quarter, compared to 1.44 million tons at $35.57 per ton in the prior year's quarter. The natural gas operation sold 2.26 billion cubic feet of gas in the first quarter at an average price of $5.24 per thousand cubic feet, compared to 2.36 billion cubic feet at $2.25 per thousand cubic feet in the prior-year quarter.

OUTLOOK

Based on current internal business forecasts and anticipated market conditions, Walter Industries expects to generate 2003 second-quarter earnings in the range of $0.27 to $0.32 per share, while full year EPS guidance remains unchanged at $1.70 to $1.80.

This guidance excludes the impact of restructuring and other charges anticipated primarily in the second quarter of approximately $6.5 million before taxes, or $0.10 per diluted share, related to discontinuing manufacturing operations at U.S. Pipe's foundry and casting plant in Anniston, Alabama, which was announced earlier today.

CONFERENCE CALL WEBCAST

Walter Industries Chairman and CEO Don DeFosset and members of the Company's leadership team will discuss quarterly results and other general business matters on a conference call and live Webcast to be held on Wednesday, April 30, 2003, at 9:00 a.m. Eastern time. To listen to the event live or in archive, visit the Company Web site at www.walterind.com.

Walter Industries, Inc. is a diversified company with five principal operating businesses and annual revenues of $1.9 billion. The Company is a leader in homebuilding, home financing, water transmission products, energy services and specialty aluminum products. Based in Tampa, Florida, the Company employs approximately 6,300. For additional news on the Company or investor information, please contact Walter Industries at (813) 871-4404 or visit the corporate Web site.


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EXCEPT FOR HISTORICAL INFORMATION CONTAINED HEREIN, THE STATEMENTS IN THIS
RELEASE ARE FORWARD-LOOKING AND MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES THAT MAY CAUSE THE COMPANY'S ACTUAL RESULTS IN FUTURE PERIODS TO DIFFER MATERIALLY FROM FORECASTED RESULTS. THOSE RISKS INCLUDE, AMONG OTHERS, CHANGES IN CUSTOMERS' DEMAND FOR THE COMPANY'S PRODUCTS, CHANGES IN RAW MATERIAL AND EQUIPMENT COSTS AND AVAILABILITY, CHANGES IN EXTRACTION COSTS IN THE COMPANY'S MINING OPERATIONS, CHANGES IN CUSTOMER ORDERS, PRICING ACTIONS BY THE COMPANY'S COMPETITORS, THE ULTIMATE OUTCOME WITH RESPECT TO RECOVERY OF INSURANCE PROCEEDS FROM THE 2001 MINING ACCIDENT, AND GENERAL CHANGES IN ECONOMIC CONDITIONS. RISKS ASSOCIATED WITH FORWARD-LOOKING STATEMENTS ARE MORE FULLY DESCRIBED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY ASSUMES NO DUTY TO UPDATE ITS OUTLOOK STATEMENTS AS OF ANY FUTURE DATE.



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                    WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                         CONSOLIDATED EARNINGS PER SHARE
                                    Unaudited


                                                                                      For the three months
                                                                                        ended March 31,
                                                                              -----------------------------------
                                                                                    2003                2002
                                                                              ----------------    ---------------
Basic Net Income (Loss) per share:

Basic net income per share before restructuring charges and cumulative
       effect of change in accounting principle, net of tax                   $        0.26        $       0.30

Restructuring charges, net of tax                                                     (0.01)               --
Cumulative effect of change in accounting principle, net of tax                        0.01               (2.84)
                                                                              --------------       -------------

Basic Net Income (Loss) per share                                             $        0.26        $      (2.54)
                                                                              ==============       =============


Weighted average number of basic shares outstanding                               44,316,883          44,241,624
                                                                              ==============       =============

Diluted Net Income (Loss) per share:

Diluted net income per share before restructuring charges and cumulative
        effect of change in accounting principle, net of tax                  $         0.26        $       0.30

Restructuring charges, net of tax                                                      (0.01)               --
Cumulative effect of change in accounting principle, net of tax                         0.01               (2.82)
                                                                              --------------       -------------

Diluted Net Income (Loss) per share                                           $         0.26       $       (2.52)
                                                                              ==============       =============


Weighted average number of diluted shares outstanding                             44,534,504          44,573,359
                                                                              ==============       =============



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                    WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                ($ in Thousands )
                                    Unaudited


                                                                           For the three months
                                                                             ended March 31,
                                                                      --------------------------
                                                                          2003           2002
                                                                      ------------    ----------
Net sales and revenues:
    Net sales                                                           $ 404,825      $ 388,038
    Time charge income                                                     54,541         55,440
    Miscellaneous                                                           3,985          3,633
                                                                        ---------      ---------
                                                                          463,351        447,111
                                                                        ---------      ---------

Cost and expenses:
    Cost of sales                                                         339,792        313,123
    Depreciation                                                           17,693         16,558
    Selling, general and administrative                                    46,728         51,058
    Provision for losses on instalment notes                                3,030          3,196
    Postretirement benefits                                                 2,341          4,379
    Interest and amortization of debt expense                              35,091         40,341
    Amortization of other intangibles                                       1,474          1,880
    Restructuring charges                                                     276           --
                                                                        ---------      ---------
                                                                          446,425        430,535
                                                                        ---------      ---------

Income before income tax expense                                           16,926         16,576

Income tax expense                                                         (5,642)        (3,093)
                                                                        ---------      ---------

Income before  cumulative effect of  change in accounting principle        11,284         13,483

Cumulative effect of change in accounting principle                                           --
(net of income taxes of $(123) and $75,053 respectively)                      376       (125,947)
                                                                        ---------      ---------

Net Income (Loss)                                                       $  11,660      $(112,464)
                                                                        =========      =========

Add: Restructuring charges, net of tax                                        180           --
                                                                        ---------      ---------

Net income (loss) before restructuring charges, net of tax              $  11,840      $(112,464)
                                                                        =========      =========




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                    WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                          RESULTS BY OPERATING SEGMENT
                                ($ in Thousands)
                                    Unaudited


                                                       For the three months
                                                         ended March 31,
                                                -------------------------------
                                                     2003               2002
                                                ------------         ----------
NET SALES AND REVENUES:
Homebuilding                                      $ 64,530              $ 63,511
Financing                                           59,230                60,487
Industrial Products                                150,073               147,790
Carbon and Metals                                  125,735               121,746
Natural Resources                                   66,676                56,917
Other                                                2,431                 1,588
Consolidating Eliminations                          (5,324)               (4,928)
                                                 ---------             ---------
                                                 $ 463,351             $ 447,111
                                                 =========             =========
OPERATING INCOME:
Homebuilding                                     $   2,441             $   3,125
Financing                                           15,177                11,906
Industrial Products                                  1,041                 7,322
Carbon and Metals                                    3,997                 3,942
Natural Resources                                    1,542                 5,047
Consolidating eliminations                            (679)                 (828)
                                                 ---------             ---------
Segment operating income                            23,519                30,514
General corporate expense                            2,957                 9,030
Senior debt interest expense                         3,636                 4,908
                                                 ---------             ---------
Pre-tax income                                   $  16,926             $  16,576
                                                 =========             =========




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                    WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                     RESULTS BY OPERATING SEGMENT EXCLUDING
                         RESTRUCTURING AND OTHER CHARGES
                                ($ in Thousands)
                                    Unaudited


                                                                            For the three months
                                                                              ended March 31,
                                                                        -----------------------------
                                                                             2003            2002
                                                                        ------------     -----------
PRO FORMA OPERATING INCOME: (1)
Homebuilding                                                              $   2,441       $   3,125
Financing                                                                    15,177          11,906
Industrial Products                                                           1,041           7,322
Carbon and Metals                                                             4,273           6,520
Natural Resources                                                             1,542           5,047
Consolidating eliminations                                                     (679)           (828)
                                                                          ---------       ---------

Segment operating income                                                     23,795          33,092
General corporate expense                                                     2,957           9,030
Senior debt interest expense                                                  3,636           4,908
                                                                          ---------       ---------

Pro forma pre-tax income                                                     17,202          19,154
Add (deduct):
Restructuring (3)                                                              (276)           --
Other charges (4)                                                              --            (2,578)
                                                                          ---------       ---------

Pre-tax income                                                            $  16,926       $  16,576
                                                                          =========       =========

EBITDA: (1) (2)
Homebuilding                                                              $   3,335       $   4,350
Financing                                                                    16,827          13,675
Industrial Products                                                           8,840          16,026
Carbon and Metals                                                             6,701           9,173
Natural Resources                                                             5,724           8,572
Other                                                                        (3,054)         (8,672)
                                                                          ---------       ---------

EBITDA before cash restructuring and other charges                           38,373          43,124

Cash restructuring and other charges                                           (276)         (2,578)
                                                                          ---------       ---------

EBITDA                                                                    $  38,097       $  40,546
                                                                          =========       =========

EBITDA: (1) (2)                                                           $  38,097       $  40,546
Less:
Depreciation                                                                 17,693          16,558
Amortization of definite lived intangibles                                    1,474           1,880
Non-cash postretirement benefits                                             (1,632)            624
Corporate interest expense                                                    3,636           4,908
Income tax expense                                                            5,642           3,093
Cumulative effect of change in accounting principle, net of tax                (376)        125,947
                                                                          ---------       ---------
Net income (loss)                                                         $  11,660       $(112,464)
                                                                          =========       =========

FREE CASH FLOW: (1)
Cash flow from operating activities                                           9,543           8,229
Less: Additions to property, plant and equipment, net of retirements        (17,990)        (13,549)
                                                                          ---------       ---------
Free cash flow                                                            $  (8,447)      $  (5,320)
                                                                          =========       =========


(1) Management believes this financial measure provides improved comparability and consistency associated with recurring operating results.

(2) Earnings before senior debt interest, taxes, depreciation, amortization, non-cash OPEB, and cumulative effect of change in accounting principle, net of tax.

(3) Restructuring charges in 2003 consisted of $0.3 million charge for the restructuring of certain AIMCOR European operations in Carbon & Metals

(4) Other Charges in 2002 consisted of $2.6 million charge for bad debt write off related to customer bankruptcy at Sloss in Carbon & Metals.




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                    WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                ($ in Thousands)
                                    Unaudited


                                                                         March 31,        December 31,         March 31,
                                                                           2003               2002               2002
                                                                      -------------       ------------      ------------
ASSETS
Cash and cash equivalents                                               $   19,540        $   13,361        $   13,511
Short-term investments, restricted                                          99,530            97,886           115,358
Marketable securities                                                        1,165             1,610             1,874
Instalment notes receivable, net                                         1,730,005         1,717,723         1,692,063
Receivables, net                                                           251,235           273,615           246,890
Inventories                                                                268,194           250,507           258,804
Prepaid expenses                                                            15,412            12,208             9,513
Property, plant and equipment, net                                         491,413           490,216           482,702
Assets held for sale                                                        12,171            12,171            12,333
Investments                                                                 13,718            13,672            13,146
Deferred income taxes                                                       27,771            32,904            26,604
Unamortized debt expense                                                    34,383            35,253            38,584
Other long-term assets, net                                                 37,163            38,604            34,844
Goodwill and other intangibles, net                                        214,020           215,494           220,839
                                                                      -------------     -------------     -------------
                                                                       $ 3,215,720       $ 3,205,224       $ 3,167,065
                                                                      =============     =============     =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable                                                       $   153,089       $   158,882       $   123,118
Accrued expenses                                                           106,187           119,161           131,442
Income taxes payable                                                        50,930            52,223            67,996
Debt:
  Mortgage-backed/asset-backed notes                                     1,787,041         1,776,020         1,817,219
  Other senior debt                                                        315,000           308,900           324,000
Accrued interest                                                            33,492            33,162            31,822
Accumulated postretirement benefits obligation                             294,770           296,402           296,802
Other long-term liabilities                                                128,301           121,480            48,086
Stockholders' equity                                                       346,910           338,994           326,580
                                                                      -------------     -------------     -------------
                                                                       $ 3,215,720       $ 3,205,224       $ 3,167,065
                                                                      =============     =============     =============



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                    WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                ($ in Thousands)
                                    Unaudited

                                                                           For the three months
                                                                             ended March 31,
                                                                           2003            2002
                                                                       -----------     -----------
OPERATING ACTIVITIES
--------------------
Net income (loss)                                                       $  11,660       $(112,464)
Charges to income not affecting cash:
   Depreciation                                                            17,693          16,558
   Cumulative effect of change in accounting principle, net of tax           (376)        125,947
   Provision for deferred income taxes                                      5,133          (1,424)
   Accumulated postretirement benefits obligation                          (1,632)            624
   Provision for other long-term liabilities                                3,578            (460)
   Amortization of other intangibles                                        1,474           1,880
   Amortization of debt expense                                             1,016           1,386
   Restructuring charges                                                      276            --
                                                                        ---------       ---------
                                                                           38,822          32,047
Decrease (increase) in assets:
   Short-term investments, restricted                                      (1,644)         11,393
   Marketable securities                                                      445            (375)
   Instalment notes receivable, net                                       (12,282)         (2,290)
   Receivables, net                                                        22,380         (23,260)
   Inventories                                                            (17,687)         (6,023)
   Prepaid expenses                                                        (3,204)           (735)
Increase (decrease) in liabilities:
   Accounts payable                                                        (5,793)          7,825
   Accrued expenses                                                       (10,407)        (11,123)
   Income taxes payable                                                    (1,417)           (540)
   Accrued interest                                                           330           1,310
                                                                        ---------       ---------
             Cash flows from operating activities                           9,543           8,229
                                                                        ---------       ---------

INVESTING ACTIVITIES
--------------------
   Additions to property, plant and equipment, net of retirements         (17,990)        (13,549)
   Decrease in investments and other assets, net                            1,395           9,676
                                                                        ---------       ---------
             Cash flows used in investing activities                      (16,595)         (3,873)
                                                                        ---------       ---------

FINANCING ACTIVITIES
--------------------
    Issuance of debt                                                      114,213         160,601
    Retirement of debt                                                    (97,092)       (161,324)
    Additions to unamortized debt expense                                    (146)            (52)
    Purchases of treasury stock                                              --              (726)
    Dividends paid                                                         (1,330)         (1,327)
    Net unrealized gain (loss) on hedge                                    (2,321)            259
    Exercise of employee stock options                                         65              96
                                                                        ---------       ---------
             Cash flows from (used in)  financing activities               13,389          (2,473)
                                                                        ---------       ---------

EFFECT OF EXCHANGE RATE ON CASH                                              (158)             92
-------------------------------                                         ---------       ---------

Net increase in cash and cash equivalents                                   6,179           1,975
Cash and cash equivalents at beginning of period                           13,361          11,536
                                                                        ---------       ---------
Cash and cash equivalents at end of period                              $  19,540       $  13,511
                                                                        =========       =========


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